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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: MARCH 21, 2001



                               EMERGENT GROUP INC.
           (Exact names of Registrants as specified in their charters)


          NEVADA                     0-21475                 93-1215401
      (State or other           (Commission File            (IRS Employer
      jurisdiction of               Numbers)            Identification Nos.)
     incorporation or
       organization)

                                 375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                    (Address of principal executive offices)


                  Registrant's telephone number: (212) 813-9700





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ITEM 5.   OTHER EVENTS.

      On March 19, 2001, we amended our Articles of Incorporation to increase our authorized common stock, $0.001 par value, from 50 million shares to 100 million shares. This action, which was authorized by the written consent of the holders of a majority of our issued and outstanding common stock, did not affect our authorized preferred stock, $0.001 per share, which remained unchanged at 10 million shares.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       EMERGENT GROUP INC.
                                           (Registrant)



Date: March 21, 2001                   By:   /s/ Mark Waldron
                                           -------------------------------------
                                            Mark Waldron
                                            President
                                               and Chief Executive Officer